POWER OF ATTORNEY Know all by these presents that the undersigned hereby constitutes and appoints each of Austin Y. Ke, Jessica R. Kennedy, Jessica M. Herron, Garrett Packer, and Stephanie M. Swan, or any of them signing individually, and with full power of substitution, the undersigned's true and lawful attorney-in-fact and in the undersigned's name, place and stead, in the undersigned’s capacity as an officer, director or stockholder of Stryker Corporation (the “Company”) to: (1) take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system; (2) prepare, execute and submit and file with the SEC any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which such attorney-in-fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as “SEC Filings”) and to file submit or otherwise deliver SEC Filings to any securities exchange on which the Company’s securities may be listed or traded; (3) in the case of Austin Y. Ke and Jessica R. Kennedy, each individually to act as an account administrator for the undersigned’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and (4) in the case of Jessica M. Herron, Garrett Packer, and Stephanie Swan, each individually, to act as a delegated administrator for the undersigned’s EDGAR account, including: (i) appoint, remove and replace delegated account administrators and users; (ii) maintain the security of the undersigned’s EDGAR account; and (iii) any other actions contemplated by Rule 10 of Regulation S-T with respect to delegated entities. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or advisable to be done in connection with the foregoing, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Filings with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22 day of December, 2025. /s/ Dylan Bram Crotty Dylan Bram Crotty NOTARIZATION State of Michigan County of Kalamazoo This Power of Attorney was acknowledged before me on December 22, 2025 by Dylan Bram Crotty. /s/ Deborah Malloy Notary Signature [Notary Seal] Deborah Malloy Notary Public of Michigan Kalamazoo County Expires 09/21/2026 Acting in the County of Kalamazoo